Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer of Marcus & Millichap, Inc. Pursuant to

Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Marcus & Millichap, Inc. on Form 10-Q for the period ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Hessam Nadji, President and Chief Executive Officer of the Company, and Martin E. Louie, Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 9, 2017	/s/ Hessam Nadji
Hessam Nadji President and Chief Executive Officer (Principal Executive Officer)

Date:	August 9, 2017	/s/ Martin E. Louie
Martin E. Louie Chief Financial Officer (Principal Financial Officer)